Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3200

email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 212-946-2849

Email: peter@haydenir.com

Dot Hill Reports Second Quarter 2010 Results

•	Second quarter revenue, non-GAAP gross margin, operating expenses, and loss per share beat company guidance
•	Company projects continued operating and bottom-line financial improvement throughout remainder of the year
•	Reiterates expectation of achieving non-GAAP EBITDA break-even by the end of 2010

LONGMONT, Colo. —August 11, 2010 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the second quarter ended June 30, 2010.

Financial and Operational Highlights:

•	Announced, executed and completed restructuring designed to expand gross margin, reduce operating expenses and to achieve non-GAAP EBITDA by the end of 2010
•	Increased second quarter revenue by over 20 percent on a year-over-year basis and 9 percent sequentially
•	Doubled revenues from channel partners compared to the first quarter of 2010
•	Signed agreement with Xiotech for its Intelligent Storage Networking product which is based on newly acquired Cloverleaf technology platform
•	Launched the 6 gigabit version of the Series 3000 product through OEM and channel partners

“I am pleased with our second quarter’s results and believe we are clearly on the right path,” commented Dana Kammersgard, the company’s president and chief executive officer. “We exceeded the high end of the guidance range on the metrics we discussed on our last call and executed on a restructuring plan that positions the company well for enhanced bottom line financial performance, with losses starting to sharply narrow in the second half of this year. I am encouraged by the early results from our new channel sales organization as well as the progress we have made with our January 2010 acquisition of Cloverleaf Communications.”

Second Quarter 2010 Financial Details:

The Company recognized net revenue of $65.5 million for the second quarter of 2010, as compared to $54.3 million for the second quarter of 2009 and $60.0 million for the first quarter of 2010. The increase in year-over-year revenue was due to increases in revenue from the Company’s two largest customers and channel partners which was partially offset by declines in legacy revenue from Sun Microsystems. GAAP gross margin for the second quarter of 2010 was 14.8 percent, compared to 14.7 percent for the second quarter of 2009 and 13.5 percent for the first quarter of 2010. Operating expenses for the second quarter of 2010 were $15.5 million, as compared to $12.3 million for the second quarter of 2009 and $14.5 million for the first quarter of 2010.

Net loss for the second quarter of 2010 was $5.8 million, or $0.11 per share, as compared to a net loss of $4.2 million, or $0.09 per share, for the second quarter of 2009, and $6.4 million, or $0.12 per share, for the first quarter of 2010.

Non-GAAP gross margin was 15.8 percent for the second quarter of 2010, as compared to 14.9 percent for the second quarter of 2009 and 14.6 percent for the first quarter of 2010. The improved gross margin was largely attributable to higher revenues against which the Company allocates manufacturing overhead. Total non-GAAP operating expenses for the second quarter of 2010 were $13.6 million, as compared to $10.9 million for the second quarter of 2009 and $13.5 million for the first quarter of 2010. The increase in non-GAAP operating expenses was largely attributable to the Cloverleaf Communications, Inc. acquisition, and investments in other software development and the Company’s channel sales organization.

Non-GAAP net loss for the second quarter of 2010 was $3.3 million, or $0.06 per share, as compared to a second quarter 2009 non-GAAP net loss of $2.7 million, or $0.06 per share, and a first quarter 2010 non-GAAP net loss of $4.8 million, or $0.09 per share. Non-GAAP EBITDA for the second quarter of 2010 was negative $2.8 million, as compared to negative $2.3 million for the second quarter of 2009 and negative $4.3 million for the first quarter of 2010.

Balance Sheet and Cash Flows:

The Company exited the second quarter of 2010 with cash and cash equivalents of $42.6 million, as compared to $51.3 million at the end of the first quarter of 2010. The decrease in cash and cash equivalents was primarily due to investments in service inventory for the Company’s legacy products, working capital timing and operating losses which included restructuring charges. At the end of the second quarter of 2010, the Company elected to pay $3.5 million earlier than due to take advantage of discounts that will benefit the Company in the third quarter of 2010. The Company also borrowed $2.8 million to partially offset this accelerated payment.

Hanif Jamal, the Company’s senior vice president and chief financial officer, commented, “I am pleased with our second quarter results and execution across the Company. During the third quarter of 2010, we expect revenues to be between $60 and $64 million and non-GAAP earnings per share to be between break-even and $0.04 loss per share. With respect to cash, we may elect to take advantage of an early pay discount similar to the one we utilized in the second quarter and to borrow against our credit facility to maintain cash balances above $40 million.”

Conference Call Information:

Dot Hill’s second quarter 2010 financial results conference call is scheduled to take place on Wednesday, August 11, 2010 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 800-642-1687 (U.S.) or 706-645-9291 (International) and enter conference ID# 89678744.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of stock-based compensation expense, severance costs, restructuring costs, intangible asset amortization, transaction expenses associated with our acquisition of Cloverleaf, a contingent consideration adjustment and foreign currency gains or losses, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected future financial results, financing activities, and Dot Hill’s prospects and anticipated timing for the achievement of profitability. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that Dot Hill’s next-generation products may not achieve market acceptance; the Company’s expense reduction and resource allocation plans may not have the anticipated positive effects on the Company’s financial results; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Forms 10-K and 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009	June 30, 2010
Net revenue	$59,974	$54,328	$65,493	$108,217	$125,467
Cost of goods sold	51,849	46,358	55,824	90,986	107,673

Gross profit	8,125	7,970	9,669	17,231	17,794
Operating expenses:
Research and development	7,773	6,934	8,447	14,086	16,220
Sales and marketing	3,361	2,519	3,379	5,085	6,740
General and administrative	3,076	2,473	2,225	5,242	5,301
Restructuring charge	289	326	1,413	411	1,702

Total operating expenses	14,499	12,252	15,464	24,824	29,963

Operating loss	(6,374)	(4,282)	(5,795)	(7,593)	(12,169)
Other income (expense):
Interest income, net	3	42	4	115	7
Other income (expense), net	(7)	13	(8)	(7)	(15)

Total other income (expense)	(4)	55	(4)	108	(8)

Loss before income taxes	(6,378)	(4,227)	(5,799)	(7,485)	(12,177)
Income tax (benefit) expense	49	(39)	35	(6)	84

Net loss	$(6,427)	$(4,188)	$(5,834)	$(7,479)	$(12,261)

Net loss per basic and diluted share	$(0.12)	$(0.09)	$(0.11)	$(0.16)	$(0.23)

Shares used to compute net loss per basic and diluted share	51,538	46,952	53,246	46,836	52,397

DOT HILL SYSTEMS CORP.

UNAUDITED BALANCE SHEETS

(In thousands, except par value data)

	December 31, 2009	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$57,574	$42,636
Accounts receivable, net	34,197	35,524
Inventories	4,333	7,727
Prepaid expenses and other assets	5,314	5,957

Total current assets	101,418	91,844
Property and equipment, net	3,616	3,934
Intangible assets, net	3,029	8,624
Goodwill	—	4,140
Other assets	217	443

Total assets	$108,280	$108,985

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,411	$28,124
Accrued compensation	3,602	3,586
Accrued expenses	4,220	4,474
Deferred revenue	1,217	1,675
Restructuring accrual	1,697	2,429
Bank borrowings and current portion of long-term note payable	261	3,068

Total current liabilities	39,408	43,356
Long-term note payable	346	210
Other long-term liabilities	2,175	1,463

Commitments and Contingencies
Stockholders’ equity:

Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2009 and June 30, 2010, respectively	—	—
Common stock, $.001 par value, 100,000 shares authorized, 48,952 and 54,907 issued and outstanding at December 31, 2009 and June 30, 2010, respectively	49	55
Additional paid-in capital	303,841	313,740
Accumulated other comprehensive loss	(3,439)	(3,478)
Accumulated deficit	(234,100)	(246,361)

Total stockholders’ equity	66,351	63,956

Total liabilities and stockholders’ equity	$108,280	$108,985

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31, 2010	June 30, 2009	June 30, 2010
Cash Flows From Operating Activities:
Net loss	$(6,427)	$(4,188)	$(5,834)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	971	725	1,028
Provision for (reduction in) bad debt reserve	—	136	—
Adjustment to contingent consideration	(285)	—	—
Stock-based compensation expense	992	811	771
Changes in operating assets and liabilities:
Accounts receivable	(849)	3,644	(298)
Inventories	(2,380)	3,060	(947)
Prepaid expenses and other assets	(401)	(445)	(408)
Accounts payable	6,064	680	(6,939)
Accrued compensation and other expenses	(2,081)	(1,102)	383
Deferred revenue	352	232	106
Restructuring accrual	(322)	(51)	1,054
Other long-term liabilities	(325)	(104)	(134)

Net cash provided by (used in) operating activities	(4,691)	3,398	(11,218)

Cash Flows From Investing Activities:
Acquisition, net of cash acquired	(625)	—	—
Purchases of property and equipment	(476)	(596)	(179)

Net cash used in investing activities	(1,101)	(596)	(179)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(839)	(62)	(65)
Proceeds from bank borrowings	—	—	2,800
Proceeds from sale of stock to employees and other	372	—	(38)

Net cash provided by (used in) financing activities	(467)	(62)	2,697

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(5)	36	26

Net Decrease in Cash and Cash Equivalents	(6,264)	2,776	(8,674)
Cash and Cash Equivalents, beginning of period	57,574	54,298	51,310

Cash and Cash Equivalents, end of period	$51,310	$57,074	$42,636

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$144	$180	$249

Common stock issued in connection with acquisition	$8,132	$—	$8,132

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009	June 30, 2010
Gross profit, as reported	$8,125	$7,970	$9,669	$17,231	$17,794
Effect of stock-based compensation	181	115	139	208	320
Effect of severance costs	—	3	17	3	17
Effect of intangible asset amortization	442	—	519	—	961

Non-GAAP gross profit	$8,748	$8,088	$10,344	$17,442	$19,092

Operating expenses, as reported	$14,499	$12,252	$15,464	$24,824	$29,963
Effect of currency gain (loss)	179	(102)	286	(242)	465
Effect of stock-based compensation	(811)	(696)	(632)	(1,345)	(1,443)
Effect of contingent consideration adjustment	285	—	—	—	285
Effect of restructuring charge	(289)	(326)	(1,413)	(411)	(1,702)
Effect of intangible asset amortization	—	(284)	—	(568)	—
Effect of severance costs	(5)	7	(62)	3	(67)
Effect of Cloverleaf acquisition costs	(316)	—	2	—	(314)

Non-GAAP operating expenses	$13,542	$10,851	$13,645	$22,261	$27,187

Net loss, as reported	$(6,427)	$(4,188)	$(5,834)	$(7,479)	$(12,261)
Effect of currency (gain) loss	(179)	102	(286)	242	(465)
Effect of stock-based compensation	992	811	771	1,553	1,763
Effect of contingent consideration adjustment	(285)	—	—	—	(285)
Effect of restructuring charge	289	326	1,413	411	1,702
Effect of intangible asset amortization	442	284	519	568	961
Effect of severance costs	5	(4)	79	—	84
Effect of Cloverleaf acquisition costs	316	—	(2)	—	314

Non-GAAP net loss	$(4,847)	$(2,669)	$(3,340)	$(4,705)	$(8,187)

Non-GAAP net loss per share:
Basic and diluted	$(0.09)	$(0.06)	$(0.06)	$(0.10)	$(0.16)

Weighted average shares used to calculate net loss per share:
Basic and diluted	51,538	46,952	53,246	46,836	52,397

Non-GAAP net loss	$(4,847)	$(2,669)	$(3,340)	$(4,705)	$(8,187)
Interest expense	11	14	9	34	20
Income tax expense (benefit)	49	(39)	35	(6)	84
Depreciation	529	441	509	869	1,038

Non-GAAP EBITDA	$(4,258)	$(2,253)	$(2,787)	$(3,808)	$(7,045)